Exhibit 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Brook Industries Corp.
Pine Brook, New Jersey 07058


   We hereby consent to the use of our audited report dated October 2, 2002 for the period from August 30 (inception) to September 30, 2002 to be included in the Registration Statement on Form 10-SB of Brook Industries Corp. in accordance with Section 12(g) of the Securities Exchange Act of 1934.




/s/ Grace T. Fan, CPA
----------------------
Grace T. Fan, CPA, LLC

Edison, New Jersey
October 2, 2002